EXHIBIT 9




                            SHARE PURCHASE AGREEMENT

                            Dated as of June 23, 2004

                                     between

                      Security Biometrics, Inc., as Seller

                                       and

                        Synergex Group LLC, as Purchaser

                               For 485,484 shares

                                       of

                     Security Biometrics, Inc. Common Stock


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                            SHARE PURCHASE AGREEMENT

          THIS SHARE PURCHASE AGREEMENT (this "Agreement") is made as of the 23rd day of June, 2004, between Security Biometrics, Inc., a Nevada corporation ("Seller"), and Synergex Group LLC, a Connecticut limited liability company ("Purchaser").

          WHEREAS, On June 11, 2002, Purchaser loaned to Seller $1,000,000, as evidenced by a Promissory Note dated June 11, 2002 (the " Note"), to finance the merger of LT Acquisition Corp., a wholly owned subsidiary of Seller, and Lightec Communications Inc. pursuant to the Merger Agreement dated as of March 14, 2002 by and among Seller, LT Acquisition Corp., Lightec Communications Inc., Maryanne Richard and Michael Richard; and

          WHEREAS, Pursuant to an agreement dated September 12, 2003 (the " Note Agreement"), Seller is required to: (i) pay the principal plus all interest accrued in the outstanding principal balance at the rate of 9% per annum from the date of receipt of the first payment related to the Bridgeport School contract until paid in full; and (ii) pay no less than 7.4% of all money received on account of the Bridgeport School contract until paid in full; and

          WHEREAS, As of the date hereof, Seller has not made all required payments in accordance with the Note Agreement; and

          WHEREAS, The unpaid balance of the Note, including interest, is $970,968.00; and

          WHEREAS, Seller has agreed to issue to Purchaser (or at Purchaser's direction) 485,484 shares (the "Shares") of Seller's Common Stock, par value $0.001 per share, and Purchaser has agreed to cancel the Note, on the terms and conditions hereinafter set forth; and

          WHEREAS, Seller has agreed to issue share certificates in the amounts of 436,936 Shares to Purchaser and 48,548 Shares to Faust Rabbash & Oppenheim LLP ("Faust") as Purchaser has directed, provided that Faust makes the representations and agreements in Article 2 of this Agreement.

          NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

          1.   Purchase and Sale of Shares.

               1.1. Purchase and Sale. On the terms and subject to the conditions of this Agreement, at the Closing, Seller will sell and deliver to Purchaser or at Purchaser's direction, and Purchaser (or Faust) will purchase and acquire from Seller, all right, title and interest in and to the Shares, free and clear of any and all liens except as otherwise set forth herein.

               1.2. Consideration for the Shares. In consideration for the Shares, Purchaser will deliver the Note to Seller for cancellation. Upon the delivery of the Note to Seller, Seller shall have no further obligation pursuant to the Note, the Note Agreement or any


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other agreement between Seller and Purchaser or its affiliates relating to
Seller's obligations pursuant to the Note.

               1.3. Closing. The purchase and sale of the Shares shall take place at the time of the execution of this Agreement (the "Closing"). At the Closing, Seller shall deliver the Shares and Purchaser shall deliver the Note.

          2.   Investment Purposes and Securities Laws Matters.

               2.1. Unregistered Shares. Each of Purchaser and Faust understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state in the United States, by reason of their issuance in one or more transactions exempt from the prospectus and delivery requirements of the Securities Act. Each of Purchaser and Faust acknowledges that a restrictive legend consistent with the foregoing has been or will be placed on the certificates evidencing the Shares. Each of Purchaser and Faust understands that neither the United States Securities and Exchange Commission ("SEC") nor any state securities commission has approved the Shares or passed upon or endorsed the merits of the investment or reviewed or confirmed the accuracy or determined the adequacy of any information furnished to Purchaser or Faust in connection with this Agreement.

               2.2. Investment Purposes. Each of Purchaser and Faust are acquiring the Shares solely for the account of Purchaser, for investment purposes only, and not with a view towards the resale or distribution thereof. Purchaser further agrees not to transfer the Shares in violation of the Securities Act, or any applicable state securities law, and no one other than Purchaser and Faust has any beneficial interest in the Shares.

               2.3. Rule 144. Each of Purchaser and Faust acknowledges that the Shares are and will be "restricted securities," as said term is defined in Rule 144 promulgated under the Securities Act.

               2.4. Compliance with Securities Laws. Each of Purchaser and Faust agrees that it will not sell or otherwise dispose of any of the Shares unless such sale or other disposition (a) has been registered under the Securities Act or, in the opinion of counsel, is exempt from registration under the Securities Act and (b) has been registered or qualified or, in the opinion of such counsel, is exempt from registration or qualification under the applicable state securities laws. Neither Purchaser nor Faust may sell, transfer, or otherwise dispose of the Shares, except in compliance with the applicable rules of the SEC and applicable state securities authorities.

               2.5. Restrictive Legend. Any certificate or certificates representing Shares shall bear an appropriate legend evidencing the preceding restrictions, in the following form, or in such other similar form as is determined by Seller:

                  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON
                  TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED


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

                  UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISK OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

          3.   Miscellaneous.

               3.1. Further Assurances. Seller and Purchaser hereby agree to execute and deliver such certificates, instruments and other documents, and to take other actions, as may be reasonably requested by the other party hereto in order to carry out, evidence or give effect to the transactions contemplated by this Agreement.

               3.2. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimilie transmission.

               3.3. Entire Agreement. This Agreement comprises the entire agreement between the parties on the subject matter hereof.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                 SECURITY BIOMETRICS INC.


                                 By: /s/ Wayne Taylor
                                    ---------------------------------------
                                 Name: Wayne Taylor
                                      -------------------------------------
                                 Title: Chief Executive Officer
                                       ------------------------------------

                                 SYNERGEX GROUP LLC


                                 By: /s/Gerard Munera
                                    ---------------------------------------
                                 Name: Gerard Munera
                                 Title: Managing Member

                                 With respect to Article 2 of this Agreement

                                 FAUST RABBASH & OPPENHEIM LLP


                                 By: /s/ David Faust
                                    ---------------------------------------
                                 Name: David Faust


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